Exhibit 99.1


                              AMENDED AND RESTATED
                          1996 LONG-TERM INCENTIVE PLAN


       1.    General.

        1.1 Purpose. The purpose of the 1996 Long-Term Incentive Plan (the "Plan") is to enable Resource Bankshares Corporation, a Virginia corporation (the "Company"), and its subsidiaries to attract and retain qualified corporate directors ("Company Directors") and key employees ("Key Employees"), and increase the proprietary interest of such Company Directors and Key Employees in the Company in order to provide them with additional motivation to continue serving the Company and to further its profitable growth. The awards granted under the Plan will consist of incentive stock options available to certain Key Employees ("Incentive Stock Options"), and stock options available to Company Directors ("Company Director Stock Options").

         1.2 Incentive Stock Options. The purpose of Incentive Stock Options granted under the Plan is (i) to give certain Key Employees of the Company and its subsidiaries an opportunity to acquire shares of the common stock of the Company ("Common Stock"), (ii) to provide an incentive for Key Employees to continue to promote the best interests of the Company and enhance its long-term performance, and (iii) to provide an incentive for Key Employees to join or remain with the Company and its subsidiaries. The Company intends that the Incentive Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Internal Revenue Code, as amended (the "Code"); provided, however, that the Company may issue some options that do not qualify under Section 422 of the Code. The Company intends that awards of Incentive Stock Options will constitute exempt transactions pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Act").

         1.3 Company Director Stock Options. The purpose of Company Director Stock Options granted under the Plan is to provide a means by which the Company Directors may be given an opportunity to acquire shares of Common Stock, so that the Company may secure and retain the services of persons best qualified to serve as directors of the Company and so that the Company may provide incentives for such persons to exert maximum efforts for the success of the Company. The Company does not intend that the Company Director Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Code. Accordingly, the Company Director Stock Options will be subject to taxation under Section 83 of the Code. The Company intends that the Company Director Stock Options granted prior to November 1, 1996, will constitute a formula award plan as described in Rule 16b-3(c)(2)(ii) promulgated by the Commission under the Act in effect on the date of grant. The Company intends that grants of Company Director Stock Options after November 1, 1996 will constitute exempt transactions pursuant to Rule 16b-3 in effect on the date of grant.
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       2.    Administration.

            2.1       Incentive Stock Options.

                   (a) Incentive Stock Option Committee. Incentive Stock Options shall be administered by an incentive stock option committee (the "Committee") appointed by the Board and composed of not less than two. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee under the Plan. No members of the Board who are employees of the Company and who are eligible to receive Incentive Stock Options shall be eligible for appointment to the Committee. After November 1, 1996, each member of the Committee shall be a "Non-Employee Director" as that term is defined in Rule 16b-3(d) under the Act.

                   (b) Powers of the Committee. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the Key Employees to whom Incentive Stock Options hereunder shall be granted, (ii) the time or times at which such Incentive Stock Options shall be granted, (iii) the form and amount of the Incentive Stock Options and (iv) the limitations, restrictions and conditions applicable to any such Incentive Stock Options. In making such determinations, the Committee may take into account the nature of the services rendered by such Key Employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

                   (c) Interpretations. Subject to the express provisions of the Plan, the Committee may prescribe, amend and rescind rules and regulations relating to Incentive Stock Options, determine the terms and provisions of the Incentive Stock Options and make all other determinations it deems necessary or advisable for the administration of the Incentive Stock Options.

                   (d) Determinations. The determinations of the Committee on all matters regarding the Incentive Stock Options shall be conclusive. A member of the Committee shall only be liable for any action taken or determination made in bad faith.

                   (e) Nonuniform Determinations. The Committee's determinations with respect to Incentive Stock Options, including without limitation, determinations as to the Key Employees to receive Incentive Stock Options, the terms and provisions of such Incentive Stock Options and the agreements evidencing the same, need not be uniform and may be made by it selectively among the Key Employees who receive or are eligible to receive Incentive Stock Options, whether or not such Key Employees are similarly situated.

        2.2  Company Director Stock Options.

                   (a) Administration by Board. The Company Director Stock Options shall be administered by the Board of Directors of the Company (the "Board"). Prior to November 1, 1996, the Board had no authority, discretion or power to select the individuals who were eligible to receive the Company
Director Stock Options under the Plan, nor did it have any discretion to determine the amount, price or timing of any Company Director Stock Option granted hereunder, as the specific grants were set forth in the Plan. With respect to grants made after November 1, 1996, the Board shall have authority to select the individuals who are or will be eligible to receive the Company Director Stock Options under the Plan. The Board shall determine the amount, price and timing of any Company Director Stock Options granted or to be granted hereunder, and shall administer the Company Director Stock Options pursuant to the terms of the Plan.

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                   (b) Powers of Board. The Board shall have the power,  subject to, and within the limitations of, the express provisions of the Plan:

                     (i) to determine the Company Directors to receive Company Director Stock Options, and set the amounts, place, timing, and terms of any Company Director Stock Options granted hereunder;

                     (ii) to construe and interpret the Plan with respect to any Company Director Stock Options, to construe and interpret any conditions or restrictions imposed on the Common Stock acquired pursuant to the exercise of Company Director Stock Options, to define the terms used herein (to the extent not already defined) and to establish, amend, and revoke rules and regulations for administration of the Company Director Stock Options. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Company Director Stock Options in a manner and to the extent it shall deem necessary or expedient to make the Company Director Stock Options fully effective;

                     (iii) to amend, modify, suspend, or terminate the Company Director Stock Options in accordance with Section 13; and

                     (iv) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company in connection with the Company Director Stock Options.

       3.    Maximum Limitations; Option Shares.

            3.1 Maximum Limitations with Respect to Incentive Stock Options. The aggregate number of shares of Common Stock for which Incentive Stock Options may be granted under the Plan is 160,000, subject to Section 3.3 below and subject to adjustment pursuant to Section 8. If, prior to the end of the period during which Incentive Stock Options may be granted under the Plan, any Incentive Stock Option expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares subject to such Incentive Stock Option, or the unexercised, terminated, surrendered or canceled portion thereof, shall be added to the remaining number of shares of Common Stock available for issuance pursuant to exercise of Incentive Stock Options under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to the holder of such former Incentive Stock Option.

             3.2 Maximum Limitations with Respect to Company Director Stock Options. The aggregate number of shares of Common Stock for which Company
Director  Stock  Options  may be granted  under the Plan is  87,500,  subject to
Section 3.3 below and subject to adjustment pursuant to Section 8. If, prior to the end of the period during which Company Director Stock Options may be granted under the Plan, any Company Director Stock Option expires unexercised or is

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terminated,  surrendered or cancelled  without being  exercised,  in whole or in part, for any reason, the number of shares subject to such Company Director Stock Option, or the unexercised, terminated, surrendered or cancelled portion thereof, shall be added to the remaining number of shares of Common Stock available for issuance pursuant to exercise of Company Director Stock Options under the Plan, including a grant to a former holder of such Company Director Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to the holder of such former Company Director Stock Option.

              3.3 Additional Shares. In addition to the shares of Common Stock specifically available for awards of Incentive Stock Options and Company Director Stock Options as described above, an additional 150,000 shares of Common Stock shall be available for awards of options pursuant to this Plan (such shares the "Additional Shares"). Awards of options with respect to the Additional Shares shall be allocated between Incentive Stock Options and Company Director Options in such proportions as the Board shall determine in its sole and absolute discretion (it being understood that, for purposes of the Code, the maximum shares available for awards of Incentive Stock Options under this Plan shall be 310,000, which equals the sum of the shares authorized under Section
3.1 and the Additional Shares).

               3.4 Option Shares. Shares of Common Stock issued pursuant to the Plan shall be authorized but unissued shares.

       4.    Incentive Stock Options.

                4.1 Taxation of Incentive Stock Options; Nonqualified Stock Options. The Company intends that Incentive Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of, and be taxed under, Section 422 of the Code. However, the Committee may in its discretion choose to issue "nonqualified options" to Key Employees, within the aggregate number of shares of Common Stock available under the Plan, which violate one or more of the requirements of this Section 4 ("Nonqualified Options"), (i) as long as the Key Employees to whom such Nonqualified Options are granted are advised that such options will be taxable under Section 83 of the Code, rather than
Section 422, and (ii) as long as Nonqualified Options are not issued in tandem with Incentive Stock Options as described in Internal Revenue Service Treas. Reg. ss. 14a.422A-1 (Q&A-39).

                 4.2 Provisions Applicable to Incentive Stock Options. Incentive Stock Options granted under the Plan for the purchase of shares of Common Stock shall be in such form and upon such conditions as the Committee shall from time to time determine, subject to the following:

                     (a) Option Price. The option price for each share of Common Stock issuable under each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock (as defined in Section 16.7 herein) subject to such Incentive Stock Option on the date of grant.

                     (b) Condition Precedent to Exercise; Duration. Each Option Agreement (as defined in Section 6) pursuant to which Incentive Stock Options are granted shall state the period or periods of time within which the Incentive Stock Options may be

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exercised by the Key Employee,  in whole or in part,  which shall be such period or periods of time as may be determined by the Committee. Notwithstanding the foregoing, except as otherwise set forth in Section 4.2(d) below, no Incentive Stock Option shall be exercisable after the date ten (10) years from the date such Incentive Stock Option is granted.

                     (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. This limitation (i) does not limit the right to exercise Incentive Stock Options cumulatively in excess of $100,000 once the $100,000 limitation has been met, and (ii) does not apply to any Nonqualified Options granted by the Committee, if any.

                     (d) Ten percent Shareholder. Notwithstanding any other provision contained in the Plan, if, at the time an Incentive Stock Option is granted, a Key Employee "owns" (as defined in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price for such Incentive Stock Option shall be at least 110% of the fair market value of the Common Stock (as defined in Section 16.7 herein) subject to such Incentive Stock Option on the date of grant and such Incentive Stock Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

       5.    Company Director Stock Options

            5.1 Taxation of Company Director Stock Options. The Company does not intend that Company Director Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code. Accordingly, the Company Director Stock Options shall be subject to taxation under Section 83 of the Code.

            5.2 Option Grant; Number of Shares. The Board of Directors may issue Company Director Stock Options available for grant under the Plan to such Company Directors as the Board deems reasonable and appropriate.


            5.3 Option Price. The option price for each share of Common Stock issuable under each Company Director Stock Option shall be equal to 100% of the fair market value of the Common Stock (as defined in Section 16.7 herein) on the date the Company Director Stock Option is granted, but in no event can the exercise price be less than the per share book value.

            5.4 Condition Precedent to Exercise; Duration. Each Option Agreement (as defined in Section 6) pursuant to which Company Director Stock Options are granted shall state the period or periods of time within which the Company Director Stock Options may be exercised by the Company Directors, in whole or in part, which shall be such period or periods of time as may be determined by the Board. Notwithstanding the foregoing, no Company Director Stock Option shall be exercisable after the date ten (10) years from the date such Company Director Stock Option is granted.

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      6. Option  Agreement.  Incentive Stock Options and Company  Director Stock
Options (sometimes collectively referred to hereinafter as the "Options") shall be evidenced by such form of written option agreement (the "Option Agreement") between a Plan participant (a Plan participant who is granted an Option is sometimes hereinafter referred to as the "optionee") and the Company as the Committee (or the Board in the case of Company Director Stock Options) shall determine, provided that such Option Agreements are not inconsistent with the other provisions of the Plan, or in the case of Incentive Stock Options, with
Section 422 of the Code or the regulations thereunder.

      7. Transferability. No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by an optionee during his or her lifetime or, pursuant to Sections 11 and 12, by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

      8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the option price per share of each such Option, may all be appropriately adjusted as the Committee (or the Board in the case of Company Director Stock Options) may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company ("Change in Capitalization"). If, by reason of a Change in Capitalization, an optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Common Stock subject to the Option prior to such Change in Capitalization. Any adjustment in the Common Stock subject to an outstanding Option shall be made only to the extent necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option. Adjustments under this Section 8 shall be made according to the sole discretion of the Committee (or the Board in the case of Company Director Stock Options), and its decisions shall be binding and conclusive.

       9.    Dissolution, Merger and Consolidation.

            9.1 Change of Control. Upon a Change of Control (as defined below), all Options will become fully exercisable. A Change of Control for this purpose means the occurrence of any one or more of the following events, unless otherwise determined by the Board at or after the grant of Options but prior to the occurrence of such Change of Control:

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                  (a) a person,  entity,  or group (other than the Company,  any
Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of
more  than  50%  of  the   undiluted   total  voting  power  of  the   Company's
then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                  (b) the individuals (A) who, as of April 1, 1999, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) cease for any reason to constitute a majority of the members of the Board;

                  (c) consummation of a merger or consolidation of the Company into any other entity unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                  (d) the shareholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, (i.e., 50% or more of the total assets of the Company) and such liquidation, dissolution, sale, or disposition is consummated.

              9.2 Substantial Corporate Change. Upon a Substantial Corporate Change (as defined below), the Plan and any unexercised Options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Options, or the substitution for such Options of options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided (any such assumption, continuation or substitution a "Substitute Award"). If an Option would terminate because the Option is not replaced with a Substitute Award, participants will be given notice at least 30 days prior to the occurrence of the transaction constituting the Substantial Corporate Change. During this 30 day notice period, participants will have the right to exercise any unexercised portion of an Option that by its terms is exercisable. In addition, if an Option would terminate because the Option is not replaced with a Substitute Award, all unexercisable Options will accelerate and become immediately exercisable during this 30 day notice period.

                  A Substantial Corporate Change means the (i) dissolution or liquidation of the Company, (ii) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, (iii) the sale of substantially all of the assets of the Company to

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another   corporation,   or  (iv)  any   transaction   (including  a  merger  or
reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act of 1933) owning 100% of the combined voting power of all classes of stock of the Company.

      10. Effective Date; Limitations on Grants of Options.

            10.1 Effective Date. The original Plan became effective on July 2, 1996 ("Effective Date"). This Amended and Restated Plan shall become effective on the date of its approval by the holders of a majority of the shares of Common Stock of the Company voting on such matter.

            10.2 Grants of Options. No Option shall be granted under the Plan more than ten (10) years after the Effective Date.

            10.3  Intentionally Omitted.

            10.4 Existing Options. The Plan and all Options that are actually granted under the Plan shall remain in effect and be subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the grants and the applicable Option Agreement.

      11. Termination of Service of Key Employee. Each Incentive Stock Option shall, unless sooner expired pursuant to Sections 11.1 or 11.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the expiration date set forth in the applicable Option Agreement (the "Expiration Date").

            11.1 Termination other than for Death or Disability. Notwithstanding any provision in the Plan to the contrary, an Incentive Stock Option shall expire on the date that the employment of the Key Employee with the Company or any of its subsidiaries terminates for any reason other than death or disability; provided, however, that the Committee in its sole discretion may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Committee permit an ex-employee to exercise an Incentive Stock Option after the Expiration Date. If the Committee permits an ex-employee to exercise an Incentive Stock Option during a period following his or her termination of employment pursuant to this Section 11.1, such Incentive Stock Option shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Committee in its sole and absolute discretion) any covenant not to compete in effect between the Company or its subsidiaries and the ex-employee.

            11.2 Termination for Death or Disability. Notwithstanding any provision in the Plan to the contrary, if the employment of a Key Employee with the Company or any of its subsidiaries terminates by reason of the Key Employee's disability (as defined in Section 422(c)(9) of the Code and as

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determined by the Committee in its sole and absolute  discretion) or death,  his or her Incentive Stock Option shall expire on the first to occur of the Expiration Date or the first anniversary of such termination of employment.

            11.3 Terms of Incentive Stock Options Not Extended. Sections 11.1 and 11.2 shall not be construed to extend the term of any Incentive Stock Option or to permit anyone to exercise any Incentive Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Incentive Stock Option is exercisable from the amount exercisable on the date of termination of the Key Employee's service to the Company.

      12. Termination of Service of Company Director. Each Company Director Stock Option shall, unless sooner expired pursuant to Sections 12.1 or 12.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the Expiration Date.

            12.1 Termination for Cause. If an optionee's service as a Company Director terminates for cause (as defined in Section 16.6 herein), the Company
Director Stock Options granted to the optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

            12.2 Termination Not for Cause. If an optionee's service as a Company Director terminates for any reason other than cause, the optionee (or any guardian, legal representative, heir or successor of the optionee) may exercise his Company Director Stock Options in accordance with their terms to the extent, and only to the extent, that such Company Director Stock Options or portions thereof were vested as of the date the optionee's service as a Company Director terminated, after which time the Company Director Stock Options that are not vested shall automatically terminate.

            12.3 Terms of Company Director Options Not Extended. Sections 12.1 and 12.2 shall not be construed to extend the term of any Company Director Stock Option or to permit anyone to exercise any Company Director Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Company Director Stock Option is exercisable from the amount exercisable on the date of termination of the optionee's service to the Company.

      13. Termination and Amendment of the Plan. The Committee (or the Board in the case of Company Director Stock Options) may from time to time amend, modify, terminate or suspend the Plan; provided, however, that:

            13.1 Except as provided in Sections 8 and 9, no such amendment, modification, suspension, or termination shall impair or adversely alter any Options or rights theretofore granted under the Plan, except with the consent of the optionee, nor shall any amendment, modification, suspension, or termination deprive any optionee of any Common Stock which he may have acquired through or as a result of the Plan;

            13.2 No amendment to the Plan shall be effective unless approved by the shareholders of the Company in accordance with applicable law and the regulations of any automated quotation system or national stock exchange on

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which  the  Common  Stock is listed or trades  (if  shareholder  approval  is so required under such law or regulations). In addition, the Committee (or the Board in the case of Company Director Stock Options) may not without the approval of the shareholders of the Company:

                  (i) materially increase the total number of shares of Common Stock available for grant under the Plan;

                  (ii) materially modify the class of eligible individuals under the Plan; or

                  (iii) materially increase the benefits to any Plan participant who is subject to the restrictions of Section 16 of the Act.

      14. Non-Exclusivity of the Plan. Nothing contained in the Plan prohibits a Company Director from being appointed as an officer or employee of the Company at any time, nor does anything contained in the Plan specifically require a Company Director to surrender or forfeit a Company Director Stock Option solely because he accepts an appointment as an officer or employee of the Company at any time after being granted a Company Director Stock Option hereunder.

      15. Limitation of Liability. Nothing in the Plan shall be construed to:

            15.1 give any Key Employee or Company Director any right to be granted an Option other than as specifically provided by the Plan;

            15.2 give any Key Employee or Company Director any rights whatsoever with respect to Common Stock except as specifically provided in the Plan;

            15.3 limit in any way the right of the Company to terminate the service of any Company Director as a member of the Board pursuant to the Company's bylaws and articles of incorporation;

            15.4 be evidence of any agreement or understanding, express or implied, that the Company will nominate or appoint any person as a member of the Board; or

            15.5 confer upon any Key Employee or optionee the right to continue in the employment of the Company or its subsidiaries or affect any right which the Company may have to terminate the employment of each Key Employee or optionee.

      16.   Miscellaneous.

            16.1 Legal Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals. Certificates for shares of Common Stock issued hereunder may be legended as the Committee (or the Board in the case of Company Director Stock Options) shall deem appropriate.

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

            16.2 No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon an optionee to exercise such Option.

            16.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options issued hereunder will be used for general corporate purposes.

            16.4 Withholding Taxes. The Company is authorized to withhold from any Option, any payment relating to an Option under the Plan, including from a distribution of Common Stock, or any payroll or other payment to an optionee, amounts of withholding and other taxes due with respect thereto, the exercise thereof, or any payment thereunder, and to take such other action as the Committee (or the Board in the case of Company Director Stock Options) may deem necessary or advisable to enable the Company and any optionee to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Option. The authority shall include authority to withhold Common Stock and to make cash payments in respect thereof in satisfaction of an optionee's tax obligations. The Company may also require, as a condition to delivery of Common Stock upon exercise of an Option, that all taxes required to be withheld (if any) in connection with such exercise be paid to the Company.

            16.5 Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by, or disability of, any Key Employee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Incentive Stock Options granted under the Plan to any Key Employee who takes such leave of absence.

            16.6 Cause. For the purposes of Section 12.1, "cause" shall mean the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of the assets or opportunities of the Company.

            16.7 Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                  (a) If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, the last sale price reported for the Common Stock on such system on such given date;

                  (b) If the Common Stock is admitted to quotation on NASDAQ and has not been designated a NMS security, the closing bid price for the Common Stock at the close of trading on such given date;

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

                  (c) If the Common Stock is listed on a national securities exchange, the closing price of the Common Stock of the Composite Tape on such given date; and

                  (d) If the Common Stock is neither admitted to quotation on NASDAQ (or other comparable quotation system) nor listed on a national securities exchange, such value as the Committee (or the Board in the case of Company Director Stock Options) shall attribute to the Common Stock.

                  (e) Notwithstanding any provision in this Section 16.7 to the contrary, the fair market value of Common Stock for the purposes of this Plan shall in no event be less than $1.925 per share.

            16.8 Payment Upon Exercise.  Common Stock  purchased  pursuant to an
Option shall be paid for in full in cash or, unless the Committee (or the Board in the case of Company Director Stock Options) determines otherwise at or prior to the time of exercise, in Common Stock of the Company at fair market value (as defined in Section 16.7 above) or a combination of such cash and Common Stock, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the Option or portion thereof being exercised. To the extent permitted under the applicable laws and regulations under Section 16 of the Act and the rules and regulations promulgated thereunder, and with the consent of the Committee (or the Board in the case of Company Director Stock Options), the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Company Director or Key Employee delivering to a registered securities broker acceptable to the Company instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

            16.9 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

            16.10 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Virginia, to the extent not inconsistent with the Act and Sections 83 and 422 of the Code and regulations thereunder.

            16.11 Elimination of Fractional Shares. If, under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

            16.12 Applicability of Plan Provisions to Nonqualified Options. Other than the provisions of the Plan that are explicitly required by Section 422 of the Code, all of the provisions of the Plan that apply to Incentive Stock Options shall also apply to any Nonqualified Options granted under the Plan to Key Employees.

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

            16.13 Compliance with Rule 16b-3. It is the intent of the Company that this Plan and awards under the Plan comply in all respects with Rule 16b-3 under the Act in connection with any Option granted to a person who is subject to Section 16 of the Act. Accordingly, if any provision of this Plan, any Option, or any Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.